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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      December 19, 1997
                                                --------------------------------



                           PACIFIC SCIENTIFIC COMPANY
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             (Exact name of registrant as specified in its charter)


          California                      1-7744                 94-0744970
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(State or other jurisdiction            (Commission            (IRS Employer
 of incorporation)                      File Number)         Identification No.)


620 Newport Center Drive, Suite 700, Newport Beach, California          92660
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        (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code         (714) 720-1714
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                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS

        On December 19, 1997, Pacific Scientific Company (the "Company") sold its Automation Intelligence Inc. subsidiary to Sanyo Denki, Co., Ltd. of Japan. The transaction will result in a one-time after tax loss for the Company of approximately $3.5 million to be recognized in the fourth quarter. Sales of Automation Intelligence Inc. in 1996 were $7.6 million. See the press release attached hereto as an exhibit for a copy of the Company's press release issued December 26, 1997.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PACIFIC SCIENTIFIC COMPANY

Date: December 30, 1997                      By: /s/ Winston E. Hickman
                                                -----------------------
                                                Winston E. Hickman
                                                Senior Vice President,
                                                Chief Financial Officer

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                                  EXHIBIT INDEX


        Exhibit Number                    Description
        --------------                    -----------
             99             Press release dated December 26, 1997, issued
                            by Pacific Scientific Company regarding the
                            sale of the Company's Automation Intelligence
                            Inc. subsidiary.